Exhibit 24.1

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT: Each of the undersigned directors and officers of First Horizon National Corporation (“First Horizon”) hereby constitutes and appoints each of WILLIAM C. LOSCH III, JEFF L. FLEMING, CLYDE A. BILLINGS, JR., and DANE P. SMITH, jointly and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to be filed by First Horizon with the Securities and Exchange Commission (the “SEC”) in connection with the registration of the deferred compensation obligations payable under the Executive Nonqualified Excess Plan of IBERIABANK Corporation, which was assumed by First Horizon, as the surviving entity following the merger of IBERIABANK Corporation with and into First Horizon, and to file the same, with all exhibits thereto and all documents in connection therewith, and, further, to execute and sign any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned has executed a copy of this Power of Attorney on the dates indicated.

Signature	Title	Date

/s/ Daryl G. Byrd	Executive Chairman and Director	July 14, 2020
(Daryl G. Byrd)

/s/ D. Bryan Jordan (D. Bryan Jordan)	President, Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2020

/s/ William C. Losch III (William C. Losch III)	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 14, 2020

/s/ Jeff L. Fleming (Jeff L. Fleming)	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 13, 2020

/s/ Harry V. Barton, Jr.	Director	July 10, 2020
(Harry V. Barton, Jr.)

/s/ Kenneth A. Burdick (Kenneth A. Burdick)	Director	July 11, 2020

/s/ John N. Casbon	Director	July 10, 2020
(John N. Casbon)

/s/ John C. Compton (John C. Compton)	Director	July 10, 2020

/s/ Wendy P. Davidson (Wendy P. Davidson)	Director	July 10, 2020

/s/ William H. Fenstermaker	Director	July 10, 2020
(William H. Fenstermaker)

/s/ J. Michael Kemp, Sr.	Director	July 13, 2020
(J. Michael Kemp, Sr.)

/s/ Rick E. Maples	Director	July 10, 2020
(Rick E. Maples)

/s/ Vicki R. Palmer (Vicki R. Palmer)	Director	July 14, 2020

/s/ Colin V. Reed	Director	July 10, 2020
(Colin V. Reed)

/s/ E. Stewart Shea, III	Director	July 12, 2020
(E. Stewart Shea, III)

/s/ Cecelia D. Stewart	Director	July 10, 2020
(Cecelia D. Stewart)

/s/ Rajesh Subramaniam (Rajesh Subramaniam)	Director	July 13, 2020

/s/ Rosa Sugrañes	Director	July 14, 2020
(Rosa Sugrañes)

/s/ R. Eugene Taylor (R. Eugene Taylor)	Director	July 10, 2020